Exhibit 99.1

Contacts:

Raymond Jones	Cynthia Nowak
Investor Relations	Public Relations
206-470-7137	206-757-2701
ir@zillow.com	press@zillow.com

ZILLOW REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2011 RESULTS

•	Record Revenue of $19.9 million, up 108% over fourth quarter 2010

•	Record Marketplace Revenue of $13.7 million, up 169% over fourth quarter 2010

•	Quarterly Net Income of $0.9 million

•	Quarterly Adjusted EBITDA of $3.3 million, representing 17% of revenue

•	Record traffic and mobile usage

SEATTLE — Feb. 15, 2012 – Zillow, Inc. (NASDAQ:Z), the leading real estate information marketplace, today announced financial results for the quarter and full year ended December 31, 2011.

“The fourth quarter was another excellent one for Zillow, capping off an outstanding year that further strengthens our market leadership position,” said Spencer Rascoff, chief executive officer of Zillow. “Our continued product innovation, particularly on mobile and in expanding the types of services we offer real estate professionals, is fueling our growth and expanding Zillow’s total addressable market. Additionally, our revenue model spans across the Web and mobile, which positions us exceptionally well for further revenue gains from mobile in 2012 and beyond.”

Fourth Quarter 2011 Financial Highlights

•	Total revenue increased 108% to $19.9 million from $9.6 million in the fourth quarter of 2010.

•	Marketplace Revenue increased 169% to $13.7 million from $5.1 million in the fourth quarter of 2010.

•	Display Revenue increased 38% to $6.1 million from $4.5 million in the fourth quarter of 2010.

•	Net income was $0.9 million, up from a net loss of $0.5 million in the fourth quarter of 2010.

•	Adjusted EBITDA was $3.3 million in the fourth quarter of 2011, or 17% of revenue, which was an increase from $1.3 million in the fourth quarter of 2010, or 13% of revenue.

Full Year 2011 Financial Highlights

•	Total revenue increased 117% to $66.1 million from $30.5 million in 2010.

•	Marketplace Revenue increased 219% to $42.2 million from $13.2 million in 2010.

•	Display Revenue increased 38% to $23.9 million from $17.2 million in 2010.

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GAAP net income for 2011 was $1.1 million. This compares to a GAAP net loss of $6.8 million, or $0.53 per basic and diluted share in 2010. For purposes of calculating earnings per share under GAAP, all income for the full year 2011 must first be ascribed to preferred shareholders; therefore, there is no income attributable to common shareholders, and 2011 GAAP basic and diluted earnings per share is zero dollars. All of the outstanding shares of our convertible preferred stock automatically converted into shares of Class A common stock upon the effectiveness of our registration statement on July 19, 2011. Non-GAAP basic and diluted earnings per share in 2011 was $0.04, assuming the convertible preferred stock converted into common stock on January 1, 2011.

•	Adjusted EBITDA was $11.9 million, representing 18% of revenue, compared to $0.1 million in 2010, representing less than 1% of revenue.

Operating and Business Highlights

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Average monthly unique users grew 86% to 23.5 million in the fourth quarter of 2011 compared to 12.7 million average monthly unique users for the same period in 2010. In addition, January 2012 was a record traffic month with 31.7 million unique users, representing 102% growth over January 2011.

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Zillow continued its mobile product innovation during the fourth quarter, contributing to traffic and revenue growth. Zillow already operates the most popular platform of mobile real estate applications across iPhone®, iPad®, Android®, BlackBerry® and Windows Phone 7®, and in November 2011 the company launched new mobile real estate applications for Android Tablet and Kindle Fire. In December 2011, homes were viewed on Zillow Mobile nearly 100 million times, or 36 homes per second. In addition, January 2012 was another record month for mobile usage, with 53 homes viewed per second on Zillow Mobile.

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Zillow Mortgage Marketplace achieved a number of mobile milestones in recent months. In November, Zillow Mortgage Marketplace was integrated into the Zillow Real Estate iPhone App, enabling mobile home shoppers to access a range of mortgage calculators and contact a lender. This followed the release of a standalone Zillow Mortgage Marketplace App on iPhone in June 2011. Additionally, Zillow Mortgage Marketplace launched a standalone app on Android earlier this month.

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Zillow Mortgage Marketplace was launched on AOL in December 2011, integrating into AOL’s Real Estate and DailyFinance sites to provide home shoppers with tools to research, shop for and compare mortgages.

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Zillow is also introducing more social features for home shoppers. In January 2012, the company launched Neighborhood Advice, a social home-shopping experience that helps buyers and renters learn about neighborhoods from their Facebook friends. While shopping on Zillow, users can activate Facebook Connect to see locally where their Facebook friends live or “check in” the most.

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In October 2011, Zillow expanded its subscription-based Premier Agent advertising program, creating three tiers of participation: Platinum, Silver and Basic, to appeal to a broader range of agents and their marketing needs.

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During the fourth quarter, Zillow acquired substantially all of the operating assets of Diverse Solutions, which helps real estate agents market their businesses and improve their personal websites by providing listings content and property search functionality for the Web and mobile. This acquisition, combined with Zillow’s acquisition of all the operating assets of Postlets in March 2011, is another important milestone that expands the suite of marketing and business services Zillow offers to real estate agents, increasing Zillow’s total addressable market.

•	Premier Agent subscribers totaled 15,799 at December 31, 2011, up 95% from 8,102 at the end of 2010. Premier Agent revenue is reported as part of Marketplace Revenue.

Business Outlook – First Quarter 2012

Zillow is providing Revenue and Adjusted EBITDA outlook for the first quarter of 2012 as follows:

•

Revenue for the first quarter of 2012 is expected to be in the range of $20.5 million to $21.5 million. This represents 87% year-over-year growth at the midpoint of the range over 2011 first quarter revenue of $11.3 million.

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Adjusted EBITDA for the first quarter of 2012 is expected to be in the range of $3.0 million to $3.5 million, compared to 2011 first quarter Adjusted EBITDA of $1.1 million, representing growth of over 200% year over year at the midpoint of the range.

Quarterly Conference Call

A conference call to discuss Zillow’s fourth quarter and full year 2011 financial results will be webcast live today at 2 p.m. PST (5 p.m. EST). The live webcast of the conference call will be available on the investor relations section of Zillow’s website at http://investors.zillow.com/. For those without access to the Internet, the call may be accessed toll-free via phone at 877-643-7152 with conference ID# 39952375. Callers outside the United States may dial 443-863-7921 with conference ID# 39952375. Following completion of the call, a recorded replay of the webcast will be available on the investor section of the Zillow website until March 7, 2012. To listen to the telephone replay, call toll-free 855-859-2056 with conference ID# 39952375. Callers outside the United States may dial 404-537-3406 with conference ID# 39952375.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including the statements regarding our belief about our market leadership position, our continued product innovation, our revenue model, and our business outlook. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. Differences in the Company’s actual results from those anticipated in these forward-looking statements may result from actions taken by the Company as well as from risks and uncertainties beyond the Company’s control. Factors that may contribute to such differences include, but are not limited to, the Company’s ability to maintain and effectively manage an adequate rate of growth; the impact of the real estate industry on the Company’s business; the Company’s ability to innovate and provide products and services that are attractive to its users advertisers; the Company’s ability to increase awareness of the Zillow brand; the Company’s ability to maintain or establish relationships with listings and data providers; the Company’s ability to attract consumers to the Company’s website and mobile applications; the Company’s ability to compete successfully against existing or future competitors; the reliable performance of the Company’s network infrastructure and content delivery processes; and the Company’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For more information about potential factors that could affect the Company’s business and financial results, please review the “Risk Factors” described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 filed with the Securities and Exchange Commission, or SEC, and in the Company’s other filings with the SEC. Except as may be required by law, the Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, as well as Non-GAAP basic and diluted earnings per share, both of which are non-GAAP financial measures. We have provided a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, and a reconciliation of the calculation of Non-GAAP basic and diluted earnings per share to GAAP basic and diluted earnings per share, within this earnings release.

Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends, and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure; and

•	Adjusted EBITDA does not reflect certain facility exit charges.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results.

Our use of Non-GAAP basic and diluted earnings per share assumes the convertible preferred stock converted into common stock on January 1, 2011. We believe the presentation of Non-GAAP basic and diluted earnings per shares facilitates comparisons on a period-to-period basis, as all of the outstanding shares of our convertible preferred stock automatically converted into shares of Class A common stock upon the effectiveness of the Company’s registration statement on July 19, 2011. However, you should not consider this metric in isolation or as substitutes for analysis of our results as reported under GAAP.

About Zillow, Inc.

Zillow is the leading real estate information marketplace, providing vital information about homes, real estate listings and mortgages through its websites and mobile applications, enabling homeowners, buyers, sellers and renters to connect with real estate and mortgage professionals best suited to meet their needs. More than 30 million unique users visited Zillow’s websites and mobile applications in January 2012. Zillow, Inc. operates Zillow.com®, Zillow Mortgage Marketplace, Zillow Mobile, Postlets® and Diverse Solutions™. The company is headquartered in Seattle.

Zillow.com, Zillow, Zestimate and Postlets are registered trademarks of Zillow, Inc. Diverse Solutions is a trademark of Zillow, Inc.

iPhone and iPad are registered trademarks of Apple Inc. Android is a trademark of Google Inc. BlackBerry is a registered trademark of Research in Motion Limited. Windows is a registered trademark of Microsoft Corporation. Kindle Fire is a trademark of Seesaw, LLC. Facebook is a registered trademark of Facebook, Inc.

The Zillow logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=10012

(ZFIN)

ZILLOW, INC.

UNAUDITED CONDENSED BALANCE SHEETS

(in thousands)

	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$47,926	$12,278
Short-term investments	28,925	1,499
Accounts receivable, net	5,638	3,984
Prepaid expenses and other current assets	3,214	410

Total current assets	85,703	18,171
Long-term investments	15,285	—
Property and equipment, net	7,227	4,929
Goodwill	3,676	—
Intangible assets, net	4,532	888
Other assets	245	25

Total assets	$116,668	$24,013

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$1,681	$750
Accrued expenses and other current liabilities	4,893	576
Accrued compensation and benefits	1,587	1,349
Deferred revenue	5,769	3,284
Deferred rent, current portion	60	271

Total current liabilities	13,990	6,230
Deferred rent, net of current portion	1,347	335
Other non-current liabilities	118	—
Shareholders’ equity:
Convertible preferred stock	—	4
Preferred stock	—	—
Class A common stock	2	—
Class B common stock	1	1
Class C nonvoting common stock	—	—
Additional paid-in capital	178,817	96,152
Accumulated other comprehensive loss	(77,607)	(78,709)

Total shareholders’ equity	101,213	17,448

Total liabilities and shareholders’ equity	$116,668	$24,013

ZILLOW, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenue	$19,891	$9,573	$66,053	$30,467
Costs and expenses:
Cost of revenue (exclusive of amortization) (1)(2)	2,961	1,326	10,575	4,973
Sales and marketing (2)	7,576	4,071	25,725	14,996
Technology and development (2)	3,994	2,711	14,143	10,651
General and administrative (2)(3)	4,463	1,958	14,613	6,684

Total costs and expenses	18,994	10,066	65,056	37,304

Income from operations	897	(493)	997	(6,837)
Other income	25	7	105	63

Net income (loss)	$922	$(486)	$1,102	$(6,774)

Net income (loss) attributable to common shareholders	$922	$(486)	$—	$(6,774)
Net income (loss) per share attributable to common shareholders — basic and diluted	$0.03	$(0.04)	$—	$(0.53)
Weighted-average shares outstanding — basic	27,748	12,972	19,815	12,770
Weighted-average shares outstanding — diluted	30,592	12,972	22,305	12,770
(1) Amortization of website development costs and intangible assets included in technology and development is as follows:	$1,466	$1,076	$5,384	$4,184

(2) Includes share-based compensation expense as follows:
Cost of revenue	$54	$42	$189	$210
Sales and marketing	129	113	388	445
Technology and development	235	86	546	389
General and administrative	236	165	822	671

Total	$654	$406	$1,945	$1,715

(3) General and administrative includes a facility exit charge as follows:	$—	$—	$1,737	$—

Other Financial Data:
Adjusted EBITDA (4)	$3,312	$1,279	$11,869	$140

(4)	See above for more information regarding our presentation of Adjusted EBITDA.

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Reconciliation of Adjusted EBITDA to Net Income (Loss):
Net income (loss)	$922	$(486)	$1,102	$(6,774)
Other income	(25)	(7)	(105)	(63)
Depreciation and amortization expense	1,761	1,366	7,190	5,262
Share-based compensation expense	654	406	1,945	1,715
Facility exit charge	—	—	1,737	—

Adjusted EBITDA	$3,312	$1,279	$11,869	$140

The following table presents the reconciliation of the numerator and denominator of Non-GAAP basic and diluted earnings per share for the year ended December 31, 2011 to GAAP basic and diluted earnings per share to give effect to the conversion of all outstanding shares of our convertible preferred stock (which are participating securities) into Class A common stock as though the conversion had occurred as of the beginning of the period on January 1, 2011 (in thousands, except per share amounts, unaudited):

Non-GAAP Basic Earnings per Share:
Numerator:
Net income as reported	$—
Net income attributable to participating securities	1,102

Net income attributable to common shareholders for Non-GAAP basic earnings per share computation	$1,102

Denominator:
Weighted-average shares used for basic earnings per share computation	19,815
Adjustment to reflect assumed conversion of convertible preferred stock to Class A common stock	5,210

Number of shares used for Non-GAAP basic earnings per share computation	25,025

Non-GAAP basic earnings per share	$0.04

Non-GAAP Diluted Earnings per Share:
Numerator:
Net income as reported	$—
Net income attributable to participating securities	1,102

Net income attributable to common shareholders for Non-GAAP diluted earnings per share computation	$1,102

Denominator:
Weighted-average shares used for diluted earnings per share computation	22,305
Adjustment to reflect assumed conversion of convertible preferred stock to Class A common stock	5,210

Number of shares used for Non-GAAP diluted earnings per share computation	27,515

Non-GAAP diluted earnings per share	$0.04

All of the outstanding shares of our convertible preferred stock automatically converted into shares of Class A common stock upon the effectiveness of our registration statement on July 19, 2011.

Revenue by Type

The following tables present our revenue by type and as a percentage of total revenue for each of the periods presented (in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenue:
Marketplace revenue	$13,746	$5,114	$42,190	$13,228
Display revenue	6,145	4,459	23,863	17,239

Total	$19,891	$9,573	$66,053	$30,467

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Percentage of Revenue:
Marketplace revenue	69%	53%	64%	43%
Display revenue	31%	47%	36%	57%

Total	100%	100%	100%	100%

Key Growth Drivers

The following tables set forth our key growth drivers for each of the periods presented:

	Average Monthly Unique Users for the Three Months Ended December 31,		2011 to 2010 % Change
	2011	2010
	(in thousands)
Unique Users	23,507	12,666	86%

Unique users source: Beginning in October 2011, we measure unique users with Google Analytics. Prior to October 2011, we measured monthly unique user metrics with Omniture analytical tools. We believe Google Analytics and Omniture result in materially consistent measurements of our monthly unique users.

	At December 31,		2011 to 2010 % Change
	2011	2010
Premier Agent Subscribers	15,799	8,102	95%